Oppenheimer Main Street Fund

                                                             EXHIBIT 11(ii)
                                     Form of Opinion and Consent of Counsel

                         MAYER, BROWN, ROWE & MAW

                               1675 BROADWAY

                       NEW YORK, NEW YORK 10019-5820

                            -------------------

Oppenheimer Main Street Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Ladies and Gentlemen:

      We have  acted as  counsel  for  Oppenheimer  Trinity  Core  Fund,  a
Massachusetts  business  trust  ("Trinity Core Fund"),  in connection  with the  transactions  contemplated  by  that  certain  Agreement  and  Plan of
Reorganization  dated  as of  April  17,  2003  (the  "Agreement")  by  and between  Trinity Core Fund, and  Oppenheimer  Main Street Fund, a series of
Main Street Funds, Inc., a Maryland Corporation ("Main Street Fund").

      We  are  rendering  this  opinion  pursuant  to  Section  10B  of the
Agreement.  Unless otherwise  specified,  all capitalized terms used herein shall have the respective meanings attributed to them in the Agreement.

      In rendering our opinion,  we have made such legal  examinations  and inquiries  and  examined  such  documents,  as we have deemed  necessary or
appropriate   for  the  purposes  of  rendering   this  opinion.   In  such
examination,  we have assumed the  authenticity of all documents  submitted to us as originals and the  conformity to original  documents of all copies submitted  to us as  certified,  conformed  or  photostatic  copies and the authenticity  of the  originals of such latter  documents.  In  connections with the opinions  expressed  herein,  we have relied as to factual matters on  representations  made by  Trinity  Core  Fund in the  Agreement  and in
other  documents,   instruments  and   certificates   delivered  to  us  in
connection with the  transactions  contemplated  by the Agreement.  We have also relied upon  certificates of public  officials and officers of Trinity
Core Fund and upon  other  information  we have  obtained  in the course of
our   representation   of  Trinity  Core  Fund  in   connection   with  the
transactions  contemplated  by the  Agreement.  Anything  to  the  contrary contained  herein  notwithstanding,  to the  extent any  opinion  set forth herein  relates  to the  business  or  assets of  Trinity  Core  Fund,  our opinion is based solely on the  business,  assets,  agreements,  contracts, judgments,  orders and decrees  actually  known to those lawyers  currently members of or  employed  by our firm or  identified  by officers of Trinity
Core  Fund  in  the  Agreement  and in  other  documents,  instruments  and
certificates   delivered  to  us  in  connection   with  the   transactions
contemplated  by the  Agreement,  without any  independent  examination  or inquiry on our part.

      Based on the foregoing we are of the opinion that:

1.    Trinity Core Fund is an  unincorporated  voluntary  association  duly organized,  validly  existing and in good standing  under the laws of the  Commonwealth  of  Massachusetts  with full power to carry on its business as described in its charter and now being  conducted  and to enter into and perform the Agreement.

2.    All action  necessary to make the Agreement,  according to its terms, valid,  binding and enforceable  upon Trinity Core Fund in accordance with  its  terms,  and  to  authorize  effectively  the  transactions contemplated by the Agreement have been taken by Trinity Core Fund.

3.    The  Agreement  has been duly  authorized,  executed and delivered by
      Trinity Core Fund,  and,  assuming  that the  Registration  Statement complies  with the  Securities  Act of 1933,  as  amended  (the "1933
      Act"),  the  Securities  Exchange Act of 1934,  as amended (the "1934
      Act") and the  Investment  Company Act of 1940, as amended (the "1940
      Act")   and   the    regulations    thereunder   and   assuming   due
      authorization,  execution  and  delivery  of the  Agreement  by  Main
      Street  Fund,  is a valid and  binding  obligation  of  Trinity  Core
      Fund,  enforceable  against Trinity Core Fund, in accordance with its
      terms,   subject  as  to  enforcement   to  bankruptcy,   insolvency,
      reorganization,  moratorium,  fraudulent  conveyance  and other  laws relating  to or  affecting  creditors  rights and to  general  equity principles  (regardless of whether  considered in a proceeding in law or in equity),  equitable  defenses and the  discretion  of the court before which any proceeding for specific  performance,  injunction or other forms of equitable relief may be brought.

4.    The  execution  and  delivery  of the  Agreement  did  not,  and  the consummation  of the  transactions  contemplated  thereby  will  not, violate Trinity Core Fund's Declaration of Trust or By-laws.

5.    To our knowledge,  no consent,  approval,  authorization  or order of any  court or  governmental  authority  of the  United  States or any state is required  for the  consummation  by Trinity Core Fund of the transactions  contemplated  in the  Agreement,  except  such  as have been  obtained  under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities laws.

      We are  members  of the bar of the State of New York and  express  no opinion as to the laws of any  jurisdiction  other than the federal laws of the  United  States of  America  and the laws of the State of New York.  In particular,  we do not hold  ourselves  out as qualified  to practice  with respect  to the  laws of the  Commonwealth  of  Massachusetts  and,  to the extent  that  the  opinions  expressed  herein  relate  to the  laws of the
Commonwealth  of  Massachusetts,  we have  relied  exclusively,  with  your
consent,   upon   the   opinion   of   Kushner   &   Sanders   LLP,   dated
________________  and our  opinions  set forth  herein  are  subject to all limitations,  exceptions  and  qualifications  contained in such opinion as if set forth  herein in full.  Further,  we  express  no  opinion as to the state securities or blue sky laws of any jurisdiction.

      This  opinion is solely for the benefit of Trinity  Core Fund and may not be  provided  to or  relied on by any other  person  without  our prior written  consent.  Our  opinion  is based  on and  limited  to the  current status of the law,  and is subject in all  respects  to, and may be limited by, future rules,  regulations and legislation,  as well as developing case law.  We do not  undertake  to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion.

                                          Very truly yours